Exhibit 99.1
BellRing Brands Reports Results for the Third Quarter of Fiscal Year 2020
St. Louis - August 6, 2020 - BellRing Brands, Inc. (NYSE:BRBR) (“BellRing”), a holding company operating in the global convenient nutrition category, today reported results for the third fiscal quarter ended June 30, 2020.
Highlights:
•Net sales of $204.2 million
•Operating profit of $30.6 million; net earnings available to Class A common stockholders of $3.3 million and Adjusted EBITDA of $38.5 million
•Reaffirmed fiscal year 2020 Adjusted EBITDA (non-GAAP) guidance range of $192-$202 million
Third Quarter Operating Results
Net sales were $204.2 million, a decrease of 14.1%, or $33.4 million, compared to the prior year period. Premier Protein net sales declined 11.9%, with volumes down 9.5%. Sales were negatively impacted by reductions in higher than normal customer trade inventory levels of ready-to-drink (“RTD”) shakes at the beginning of the quarter and reduced on-the-go consumption across the category in reaction to the COVID-19 pandemic. Additionally, in the prior year period Premier Protein experienced a significant increase in customer trade inventory levels to support fourth quarter promotions. These headwinds were partially offset by strong RTD shake growth driven by distribution gains across all channels, new product introductions and significant eCommerce growth. Consumption remains strong as dollar consumption of Premier Protein RTD shakes increased 11% in the 13-week period ended June 28, 2020 as compared to the same period in 2019 (inclusive of Nielsen Total US xAOC including Convenience and management estimates of untracked channels).
Dymatize and PowerBar net sales were negatively impacted by global specialty retail store and gym closures in reaction to the COVID-19 pandemic. Dymatize net sales declined 16.6%, with volumes declining 22.4%, as strong growth in club and eCommerce sales were offset by declines in global specialty sales. PowerBar net sales declined 44.2%, with volumes declining 45.1%, driven by declines in international and planned product discontinuations of certain low-margin products in North America.
Gross profit was $68.7 million, or 33.6% of net sales, a decrease of 24.1%, or $21.8 million, compared to the prior year period gross profit of $90.5 million, or 38.1% of net sales. The lower gross profit margin was driven by anticipated higher input costs (predominantly milk-based proteins for RTD shakes) and incremental promotional activity.
Selling, general and administrative (“SG&A”) expenses were $32.6 million, or 16.0% of net sales, an increase of $0.4 million compared to the prior year period SG&A expenses of $32.2 million, or 13.6% of net sales. SG&A expenses included $2.0 million of higher marketing and consumer advertising expenses and $2.1 million of incremental public company costs, which were partially offset by $2.9 million of lower employee-related expenses and $1.0 million of lower costs related to BellRing’s separation from Post Holdings, Inc. (“Post”). Separation costs were treated as adjustments for non-GAAP measures.
Operating profit was $30.6 million, a decrease of 42.0%, or $22.2 million, compared to the prior year period operating profit of $52.8 million.
Interest expense, net was $15.3 million in the third quarter of 2020 and related to debt borrowed in connection with the creation of BellRing’s capital structure in the first quarter of 2020. No interest expense was recorded in the third quarter of 2019.
Income tax expense was $1.1 million in the third quarter of 2020, an effective income tax rate of 7.2%, compared to $12.5 million in the third quarter of 2019, an effective income tax rate of 23.7%. In the third quarter of 2020, the effective income tax rate differed significantly from the statutory rate primarily as a result of taking into account for U.S. federal, state and local income tax purposes a 28.8% distributive share of the items of income, gain, loss and deduction of BellRing Brands, LLC (“BellRing LLC”).

Net earnings available to Class A common stockholders were $3.3 million in the third quarter of 2020 compared to zero in the prior year period. Net earnings available to Class A common stockholders in the third quarter of 2020 excluded $10.9 million of net earnings attributable to the Company’s redeemable noncontrolling interest (“NCI”) compared to $40.3 million excluded in the prior year period. Net earnings per diluted share of Class A common stock were $0.08. Adjusted net earnings available to Class A common stockholders were $3.2 million, or $0.08 per diluted share of Class A common stock.
Adjusted EBITDA was $38.5 million, a decrease of 37.1%, or $22.7 million, compared to the prior year period Adjusted EBITDA of $61.2 million. Adjusted EBITDA in the third quarter of 2020 included an adjustment for the portion of BellRing LLC’s consolidated net earnings which was allocated to NCI, resulting in the calculation of Adjusted EBITDA including 100% of BellRing.
Nine Month Operating Results
Net sales were $705.7 million, an increase of 10.3%, or $65.8 million, compared to the prior year period. Premier Protein net sales increased 16.6%, with volumes increasing 16.5%. Dymatize net sales declined 9.5%, with volumes declining 8.0%. PowerBar net sales declined 26.3%, with volumes declining 33.3%.
Gross profit was $248.2 million, or 35.2% of net sales, an increase of 5.6%, or $13.1 million, compared to the prior year period gross profit of $235.1 million, or 36.7% of net sales. The lower gross profit margin was driven by anticipated higher input costs (predominantly milk-based proteins for RTD shakes) and incremental promotional activity.
SG&A expenses were $116.6 million, or 16.5% of net sales, an increase of $24.6 million compared to the prior year period SG&A expenses of $92.0 million, or 14.4% of net sales, with the increase primarily driven by $13.5 million of higher marketing and consumer advertising expenses and $6.9 million of incremental public company costs. SG&A expenses for the nine months ended June 30, 2020 and June 30, 2019 included $1.9 million and $4.0 million, respectively, of costs related to BellRing’s separation from Post, which were treated as adjustments for non-GAAP measures.
Operating profit was $115.0 million, a decrease of 9.1%, or $11.5 million, compared to the prior year period operating profit of $126.5 million.
Interest expense, net was $41.2 million in the nine months ended June 30, 2020 and related to debt borrowed in connection with the creation of BellRing’s capital structure in the first quarter of 2020. No interest expense was recorded in the nine months ended June 30, 2019.
Income tax expense was $9.2 million in the nine months ended June 30, 2020, an effective income tax rate of 12.5%, compared to $30.1 million in the nine months ended June 30, 2019, an effective income tax rate of 23.8%. For the nine months ended June 30, 2020, the effective income tax rate differed significantly from the statutory rate primarily as a result of taking into account for U.S. federal, state and local income tax purposes a 28.8% distributive share of the items of income, gain, loss and deduction of BellRing LLC in the period subsequent to BellRing’s initial public offering (the “IPO”).
Net earnings available to Class A common stockholders were $13.5 million for the nine months ended June 30, 2020 compared to zero in the prior year period. Net earnings available to Class A common stockholders for the nine months ended June 30, 2020 excluded $51.1 million of net earnings attributable to the Company’s NCI compared to $96.4 million excluded in the prior year period. Net earnings per diluted share of Class A common stock were $0.34. Adjusted net earnings available to Class A common stockholders were $14.1 million, or $0.36 per diluted share of Class A common stock.
Adjusted EBITDA was $140.5 million, a decrease of 7.4%, or $11.3 million, compared to the prior year period Adjusted EBITDA of $151.8 million. Adjusted EBITDA for the nine months ended June 30, 2020 included an adjustment for the portion of BellRing LLC’s consolidated net earnings which was allocated to NCI, resulting in the calculation of Adjusted EBITDA including 100% of BellRing.
Basis of Presentation
On October 21, 2019, BellRing closed its IPO of 39.4 million shares of Class A common stock. Upon completion of the IPO and certain transactions completed in connection with the IPO, BellRing became the holding company for BellRing LLC (which became the holding company for Post’s historical active nutrition business (“Active Nutrition”)). Effective October 21, 2019, BellRing allocates a portion of the consolidated net earnings of BellRing LLC to NCI reflecting the entitlement of Post to a portion of the consolidated net earnings. As of June 30, 2020, Post holds 71.2% of the economic interest of BellRing LLC. Prior to October 21, 2019, Post held 100% of the economic interest of BellRing LLC, which was allocated to NCI.
For the period prior to the IPO, BellRing’s financial statements present the combined results of Active Nutrition which have been prepared on a stand-alone basis and are derived from the consolidated financial statements and accounting records of Post.

The combined financial statements reflect the historical results of operations, financial position and cash flows of Active Nutrition and the allocation of certain Post corporate expenses relating to Active Nutrition based on the historical financial statements and accounting records of Post. In the opinion of management, the assumptions underlying the Active Nutrition historical combined financial statements, including the basis on which the expenses have been allocated from Post, were reasonable. However, the allocations may not reflect the expenses that BellRing may have incurred as a separate company for the period presented.
The historical financial results in this release for the three and nine months ended June 30, 2019 differ from the results of the BellRing Brands segment for the same period reported by Post. Reconciliations between the operating profit and Adjusted EBITDA as reported by BellRing in this release to the BellRing Brands segment profit and segment Adjusted EBITDA as reported by Post in Post’s third quarter 2020 earnings release are included later in this release.
COVID-19 Commentary
BellRing continues to monitor the impact of the COVID-19 pandemic on its business and remains focused on ensuring its ability to safeguard the health of its employees, maintaining the continuity of its supply chain to serve customers and managing its financial performance and liquidity.
In the third quarter of fiscal year 2020, BellRing’s products experienced category-wide slowing growth rates resulting from changes in consumer behavior, including lower on-the-go consumption and decreased relevance of sports nutrition consumption. Net sales for Dymatize and PowerBar products sold in global specialty channels are also negatively impacted by specialty retail store and gym closures.
In March 2020, BellRing LLC borrowed $65.0 million under its $200.0 million revolving credit facility. During the third quarter of fiscal year 2020, BellRing LLC repaid $65.0 million of the outstanding principal value. As of June 30, 2020, the available borrowing capacity under the revolving credit facility was $145.0 million.
Outlook
BellRing management has reaffirmed its fiscal year 2020 Adjusted EBITDA range of between $192-$202 million. As a result of the impacts of the COVID-19 pandemic as described above, BellRing now expects net sales to range between $960-$980 million. Capital expenditures are expected to be approximately $3 million.
BellRing provides Adjusted EBITDA guidance only on a non-GAAP basis and does not provide a reconciliation of its forward-looking Adjusted EBITDA non-GAAP guidance measure to the most directly comparable GAAP measure due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, including adjustments that could be made for NCI, separation costs and other charges reflected in BellRing’s reconciliation of historical numbers, the amounts of which, based on historical experience, could be significant. For additional information regarding BellRing’s non-GAAP measures, see the related explanations presented under “Use of Non-GAAP Measures.”
Use of Non-GAAP Measures
BellRing uses certain non-GAAP measures in this release to supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP measures include Adjusted net earnings available to Class A common stockholders, Adjusted diluted earnings per share of Class A common stock and Adjusted EBITDA. The reconciliation of each of these non-GAAP measures to the most directly comparable GAAP measure is provided later in this release under “Explanation and Reconciliation of Non-GAAP Measures.”
Management uses certain of these non-GAAP measures, including Adjusted EBITDA, as key metrics in the evaluation of underlying company performance, in making financial, operating and planning decisions and, in part, in the determination of cash bonuses for its executive officers and employees. Additionally, BellRing LLC is required to comply with certain covenants and limitations that are based on variations of EBITDA in BellRing LLC’s financing documents. Management believes the use of these non-GAAP measures provides increased transparency and assists investors in understanding the underlying operating performance of BellRing and in the analysis of ongoing operating trends. Non-GAAP measures are not prepared in accordance with GAAP, as they exclude certain items as described later in this release. These non-GAAP measures may not be comparable to similarly titled measures of other companies. For additional information regarding BellRing’s non-GAAP measures, see the related explanations provided under “Explanation and Reconciliation of Non-GAAP Measures” later in this release.

BellRing Conference Call to Discuss Earnings Results and Outlook
BellRing will host a conference call on Friday, August 7, 2020 at 10:30 a.m. EDT to discuss financial results for the third quarter of fiscal year 2020 and fiscal year 2020 outlook and to respond to questions. Darcy H. Davenport, President and Chief Executive Officer, and Paul A. Rode, Chief Financial Officer, will participate in the call.
Interested parties may join the conference call by dialing (833) 954-1568 in the United States and (409) 216-6583 from outside of the United States. The conference identification number is 9248828. Interested parties are invited to listen to the webcast of the conference call, which can be accessed by visiting the Investor Relations section of BellRing’s website at www.bellring.com. A slide presentation containing supplemental material will also be available at the same location on BellRing’s website.
A replay of the conference call will be available through Friday, August 21, 2020 by dialing (800) 585-8367 in the United States and (404) 537-3406 from outside of the United States and using the conference identification number 9248828. A webcast replay also will be available for a limited period on BellRing’s website in the Investor Relations section.
Prospective Financial Information
Prospective financial information is necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying the prospective financial information described above will not materialize or will vary significantly from actual results. For further discussion of some of the factors that may cause actual results to vary materially from the information provided above, see “Forward-Looking Statements” below. Accordingly, the prospective financial information provided above is only an estimate of what BellRing’s management believes is realizable as of the date of this release. It also should be recognized that the reliability of any forecasted financial data diminishes the farther in the future that the data is forecasted. In light of the foregoing, the information should be viewed in context and undue reliance should not be placed upon it.
Forward-Looking Statements
Certain matters discussed in this release and on BellRing’s conference call are forward-looking statements, including BellRing’s net sales, Adjusted EBITDA and capital expenditures outlook for fiscal year 2020 and statements regarding the effect of the COVID-19 pandemic on BellRing’s business and BellRing’s continuing response to the COVID-19 pandemic. These forward-looking statements are sometimes identified from the use of forward-looking words such as “believe,” “should,” “could,” “potential,” “continue,” “expect,” “project,” “estimate,” “predict,” “anticipate,” “aim,” “intend,” “plan,” “forecast,” “target,” “is likely,” “will,” “can,” “may” or “would” or the negative of these terms or similar expressions, and include all statements regarding future performance, earnings projections, events or developments. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements made herein. These risks and uncertainties include, but are not limited to, the following:
•the impact of the COVID-19 pandemic, including negative impacts on the global economy and capital markets, BellRing’s ability and the ability of its third party manufacturers to manufacture and deliver its products, its supply chain and its operations generally;
•disruptions or inefficiencies in the supply chain, including as a result of BellRing’s reliance on third party suppliers or manufacturers for the manufacturing of many of its products, pandemics, changes in weather conditions, natural disasters, agricultural diseases and pests and other events beyond BellRing’s control;
•significant volatility in the costs or availability of certain commodities (including raw materials and packaging used to manufacture BellRing’s products), higher freight costs or higher energy costs;
•changes in economic conditions, disruptions in the United States and global capital and credit markets, changes in interest rates and fluctuations in foreign currency exchange rates;
•BellRing’s ability to attract key employees, loss of key employees, employee absenteeism, labor strikes, work stoppages or unionization efforts;
•BellRing’s high leverage, its ability to obtain additional financing (including both secured and unsecured debt) and its ability to service its outstanding debt (including covenants that restrict the operation of BellRing’s business);
•BellRing’s dependence on sales from its RTD protein shakes;
•BellRing’s dependence on a limited number of third party contract manufacturers and suppliers for the manufacturing of most of its products, including one manufacturer for the substantial majority of its RTD protein shakes;
•BellRing’s operation in a category with strong competition;
•BellRing’s reliance on a limited number of third party suppliers to provide certain ingredients and packaging;
•consolidation in BellRing’s distribution channels;
•BellRing’s ability to anticipate and respond to changes in consumer and customer preferences and trends and to introduce new products;
•BellRing’s ability to maintain favorable perceptions of its brands;

•BellRing’s ability to expand existing market penetration and enter into new markets;
•allegations that BellRing’s products cause injury or illness, product recalls and withdrawals and product liability claims and other litigation;
•legal and regulatory factors, such as compliance with existing laws and regulations and changes to and new laws and regulations affecting BellRing’s business, including current and future laws and regulations regarding food safety and advertising;
•BellRing’s ability to manage its growth and to identify, complete and integrate any acquisitions or other strategic transactions;
•fluctuations in BellRing’s business due to changes in its promotional activities and seasonality;
•risks associated with BellRing’s international business;
•risks related to BellRing’s ongoing relationship with Post, including Post’s control over BellRing and ability to control the direction of BellRing’s business, conflicts of interest or disputes that may arise between Post and BellRing and BellRing’s obligations under various agreements with Post, including under the tax receivable agreement;
•the loss of, a significant reduction of purchases by or the bankruptcy of a major customer;
•the ultimate impact litigation or other regulatory matters may have on BellRing;
•the accuracy of BellRing’s market data and attributes and related information;
•economic downturns that limit customer and consumer demand for BellRing’s products;
•BellRing’s ability to protect its intellectual property and other assets;
•costs, business disruptions and reputational damage associated with information technology failures, cybersecurity incidents and/or information security breaches;
•risks associated with BellRing’s public company status, including BellRing’s ability to operate as a separate public company and the additional expenses BellRing will incur to create the corporate infrastructure to operate as a public company;
•changes in estimates in critical accounting judgments;
•impairment in the carrying value of goodwill or other intangibles;
•significant differences in BellRing’s actual operating results from any guidance BellRing may give regarding its performance;
•BellRing’s ability to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002; and
•other risks and uncertainties described in BellRing’s filings with the Securities and Exchange Commission.
These forward-looking statements represent BellRing’s judgment as of the date of this release. BellRing disclaims, however, any intent or obligation to update these forward-looking statements.
About BellRing Brands, Inc.
BellRing Brands, Inc. is a rapidly growing leader in the global convenient nutrition category. Its primary brands, Premier Protein®, Dymatize® and PowerBar®, appeal to a broad range of consumers across all major product forms, including ready-to-drink protein shakes, powders and nutrition bars, and are distributed across a diverse network of channels including club, food, drug, mass, eCommerce, specialty and convenience. BellRing’s commitment to consumers is to strive to make highly effective products that deliver best-in-class nutritionals and superior taste. For more information, visit www.bellring.com.

Contact:
Investor Relations
Jennifer Meyer
jennifer.meyer@bellringbrands.com
(314) 644-7665
Media Relations
Lisa Hanly
lisa.hanly@bellringbrands.com
(314) 665-3180

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(in millions, except for per share data)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2020	2019	2020	2019
Net Sales	$204.2	$237.6	$705.7	$639.9
Cost of goods sold	135.5	147.1	457.5	404.8
Gross Profit	68.7	90.5	248.2	235.1
Selling, general and administrative expenses	32.6	32.2	116.6	92.0
Amortization of intangible assets	5.5	5.5	16.6	16.6
Operating Profit	30.6	52.8	115.0	126.5
Interest expense, net	15.3	—	41.2	—
Earnings before Income Taxes	15.3	52.8	73.8	126.5
Income tax expense	1.1	12.5	9.2	30.1
Net Earnings Including Redeemable Noncontrolling Interest	14.2	40.3	64.6	96.4
Less: Net earnings attributable to redeemable noncontrolling interest	10.9	40.3	51.1	96.4
Net Earnings Available to Class A Common Stockholders	$3.3	$—	$13.5	$—

Earnings per share of Class A Common Stock:
Basic	$0.08	$—	$0.34	$—
Diluted	$0.08	$—	$0.34	$—

Weighted-Average Shares of Class A Common Stock Outstanding:
Basic	39.4	—	39.4	—
Diluted	39.5	—	39.5	—

RECONCILIATION OF OPERATING PROFIT, AS REPORTED BY BELLRING,
TO BELLRING BRANDS SEGMENT PROFIT, AS REPORTED BY POST (Unaudited)
(in millions)

	Three Months Ended June 30, 2019	Nine Months Ended June 30, 2019
Operating profit, as reported by BellRing	$52.8	$126.5
Allocated costs (1)	2.8	8.3
BellRing Brands segment profit, as reported by Post	$55.6	$134.8

(1) Allocated costs are general and administrative costs that are attributable to BellRing and have been allocated by Post to BellRing. BellRing includes these costs in its SG&A expenses and Operating Profit measures in its Condensed Consolidated Statement of Operations. Post classifies these costs as unallocated corporate expenses, which are reported by Post in general corporate expenses and other.

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(in millions)

	June 30, 2020	September 30, 2019

ASSETS
Current Assets
Cash and cash equivalents	$22.5	$5.5
Receivables, net	74.9	68.4
Inventories	184.6	138.2
Prepaid expenses and other current assets	8.6	7.4
Total Current Assets	290.6	219.5

Property, net	9.9	11.7
Goodwill	65.9	65.9
Other intangible assets, net	279.9	296.5
Other assets	13.6	0.9
Total Assets	$659.9	$594.5

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$35.0	$—
Accounts payable	63.7	61.7
Other current liabilities	28.4	31.0
Total Current Liabilities	127.1	92.7

Long-term debt	683.9	—
Deferred income taxes	12.7	14.1
Other liabilities	29.3	1.3
Total Liabilities	853.0	108.1

Redeemable noncontrolling interest	1,943.6	—

Stockholders’ Equity
Preferred stock	—	—
Common stock	0.4	—
Accumulated deficit	(2,132.8)	—
Net investment of Post Holdings, Inc.	—	489.0
Accumulated other comprehensive loss	(4.3)	(2.6)
Total Stockholders’ Equity	(2,136.7)	486.4
Total Liabilities and Stockholders’ Equity	$659.9	$594.5

SELECTED CONDENSED CONSOLIDATED CASH FLOWS INFORMATION (Unaudited)
(in millions)

	Nine Months Ended June 30,
	2020	2019
Cash provided by (used in):
Operating activities	$27.2	$59.4
Investing activities	(1.3)	(1.8)
Financing activities	(9.1)	(65.0)
Effect of exchange rate changes on cash and cash equivalents	0.2	(0.1)
Increase (decrease) in cash and cash equivalents	$17.0	$(7.5)

EXPLANATION AND RECONCILIATION OF NON-GAAP MEASURES
BellRing uses certain non-GAAP measures in this release to supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP measures include Adjusted net earnings available to Class A common stockholders, Adjusted diluted earnings per share of Class A common stock and Adjusted EBITDA. The reconciliation of each of these non-GAAP measures to the most directly comparable GAAP measure is provided in the tables following this section. Non-GAAP measures are not prepared in accordance with GAAP, as they exclude certain items as described below. These non-GAAP measures may not be comparable to similarly titled measures of other companies.
Adjusted net earnings available to Class A common stockholders and Adjusted diluted earnings per share of Class A common stock
BellRing believes Adjusted net earnings available to Class A common stockholders and Adjusted diluted earnings per share of Class A common stock are useful to investors in evaluating BellRing’s operating performance because they exclude items that affect the comparability of BellRing’s financial results and could potentially distort an understanding of the trends in business performance.
Adjusted net earnings available to Class A common stockholders and Adjusted diluted earnings per share of Class A common stock are adjusted for the following items:
a.Separation costs: BellRing has excluded certain expenses incurred to effect its separation from Post and to support its transition into a separate stand-alone, publicly-traded entity as the amount and frequency of such adjustments are not consistent. Additionally, BellRing believes that these costs do not reflect expected ongoing future operating expenses and do not contribute to a meaningful evaluation of BellRing’s current operating performance or comparisons of BellRing’s operating performance to other periods.
b.Foreign currency gain/loss on intercompany loans: BellRing has excluded the impact of foreign currency fluctuations related to intercompany loans denominated in currencies other than the functional currency of the respective legal entity in evaluating BellRing’s performance to allow for more meaningful comparisons of performance to other periods.
c.Income tax: BellRing has included the income tax impact of the non-GAAP adjustments using a rate described in the footnote of the reconciliation table, as BellRing believes that its GAAP effective income tax rate as reported is not representative of the income tax expense impact of the adjustments.
Adjusted EBITDA
BellRing believes that Adjusted EBITDA is useful to investors in evaluating BellRing’s operating performance and liquidity because (i) BellRing believes it is widely used to measure a company’s operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, (ii) it presents a measure of corporate performance exclusive of BellRing’s capital structure and the method by which the assets were acquired and (iii) it is a financial indicator of a company’s ability to service its debt, as BellRing LLC is required to comply with certain covenants and limitations that are based on variations of EBITDA in BellRing LLC’s financing documents. Management uses Adjusted EBITDA to provide forward-looking guidance to forecast future results.
Adjusted EBITDA reflects adjustments for income tax expense, interest expense, net and depreciation and amortization and the adjustments for separation costs and foreign currency gain/loss on intercompany loans, as discussed above. Additionally, Adjusted EBITDA reflects adjustments for the following items:
d.  NCI adjustment: BellRing has included adjustments for the portion of its consolidated net earnings/loss which was allocated to NCI, allowing for the calculation of Adjusted EBITDA to include 100% of BellRing as BellRing’s management evaluates BellRing’s operating performance on a basis that includes 100% of BellRing.
e.  Stock-based compensation: BellRing’s compensation strategy after the IPO includes the use of BellRing stock-based compensation to attract and retain executives and employees by aligning their long-term compensation interests with BellRing’s stockholders’ investment interests. BellRing’s director compensation strategy includes an election by any director who earns retainers in which the director may elect to defer compensation granted as a director to BellRing Class A common stock, earning a match on the deferral, both of which are stock-settled upon the director’s retirement from the BellRing board of directors. BellRing’s compensation strategy prior to the IPO included the use of Post stock-based compensation to attract and retain executives and employees by aligning their long-term compensation interests with Post’s shareholders’ investment interests; after the IPO, BellRing continues to be charged for Post stock-based compensation through the master services agreement with Post. BellRing has excluded stock-based compensation as stock-based compensation can vary significantly based on reasons such as the timing, size and nature of the awards granted and subjective assumptions which are unrelated to operational decisions and performance in any particular period and do not contribute to meaningful comparisons of BellRing’s operating performance to other periods.

RECONCILIATION OF NET EARNINGS AVAILABLE TO CLASS A COMMON STOCKHOLDERS
TO ADJUSTED NET EARNINGS AVAILABLE TO CLASS A COMMON STOCKHOLDERS (Unaudited)
(in millions)

	Three Months Ended June 30, 2020	October 21, 2019 to June 30, 2020
Net Earnings Available to Class A Common Stockholders	$3.3	$13.5

Adjustments:
Separation costs after the IPO	0.1	0.8
Foreign currency gain on intercompany loans	(0.2)	(0.2)
Total Net Adjustments	(0.1)	0.6
Income tax effect on adjustments (1)	—	—
Adjusted Net Earnings Available to Class A Common Stockholders	$3.2	$14.1

(1) For both periods, the income tax effect for separation costs was calculated using a rate of 0.0% as the amounts are primarily non-deductible separation costs for income tax purposes. For both periods, the income tax effect on foreign currency gain on intercompany loans was calculated using a rate of 7.0% which represents the effective income tax rate on BellRing’s 28.8% distributive share.

RECONCILIATION OF DILUTED EARNINGS PER SHARE OF CLASS A COMMON STOCK
TO ADJUSTED DILUTED EARNINGS PER SHARE OF CLASS A COMMON STOCK (Unaudited)

	Three Months Ended June 30, 2020	October 21, 2019 to June 30, 2020
Diluted Earnings per share of Class A Common Stock	$0.08	$0.34

Adjustments:
Separation costs after the IPO	—	0.02
Foreign currency gain on intercompany loans	—	—
Total Net Adjustments	—	0.02
Income tax effect on adjustments (1)	—	—
Adjusted Diluted Earnings per share of Class A Common Stock	$0.08	$0.36

(1) For both periods, the income tax effect for separation costs was calculated using a rate of 0.0% as the amounts are primarily non-deductible separation costs for income tax purposes. For both periods, the income tax effect on foreign currency gain on intercompany loans was calculated using a rate of 7.0% which represents the effective income tax rate on BellRing’s 28.8% distributive share.

RECONCILIATION OF NET EARNINGS AVAILABLE TO CLASS A COMMON STOCKHOLDERS
TO ADJUSTED EBITDA (Unaudited)
(in millions)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2020	2019	2020	2019
Net Earnings Available to Class A Common Stockholders	$3.3	$—	$13.5	$—
Income tax expense	1.1	12.5	9.2	30.1
Interest expense, net	15.3	—	41.2	—
Depreciation and amortization	6.2	6.3	19.0	19.0
NCI adjustment	10.9	40.3	51.1	96.4
Stock-based compensation	1.8	1.0	4.8	2.3
Separation costs	0.1	1.1	1.9	4.0
Foreign currency gain on intercompany loans	(0.2)	—	(0.2)	—
Adjusted EBITDA	$38.5	$61.2	$140.5	$151.8
Adjusted EBITDA as a percentage of Net Sales	18.9%	25.8%	19.9%	23.7%

RECONCILIATION OF ADJUSTED EBITDA, AS REPORTED BY BELLRING,
TO BELLRING BRANDS SEGMENT ADJUSTED EBITDA, AS REPORTED BY POST (Unaudited)
(in millions)

	Three Months Ended June 30, 2019	Nine Months Ended June 30, 2019
Adjusted EBITDA, as reported by BellRing	$61.2	$151.8
Allocated costs, net of non-GAAP adjustments (1)	0.7	2.1
BellRing Brands segment Adjusted EBITDA, as reported by Post	$61.9	$153.9

(1) Allocated costs are general and administrative costs that are attributable to BellRing and have been allocated by Post to BellRing. BellRing includes these costs in its SG&A expenses and Operating Profit measures in its Condensed Consolidated Statement of Operations. Post classifies these costs as unallocated corporate expenses, which are reported by Post in general corporate expenses and other. In the above presentation, these costs are shown on a net basis, as they exclude certain items which have been treated as adjustments for the calculation of Adjusted EBITDA as described earlier in this release under “Explanation and Reconciliation of Non-GAAP Measures.”